Effective as of December 14, 2018

PGIM, Inc.
c/o Prudential Capital Group Two Prudential Plaza
180 N. Stetson Avenue Suite 5600
Chicago, IL 60601
Attention: Managing Director, Corporate Finance

Re:    Fourth Amended and Restated Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 27, 2016, as amended by that certain letter agreement dated as of March 30, 2017 (as so amended, the “Shelf Agreement”), by and among Lippert Components, Inc., a Delaware corporation (the “Issuer”), LCI Industries, a Delaware corporation, formally known as “Drew Industries Incorporated” (the “Parent” and, together with the Issuer, collectively, the “Obligors”), PGIM, Inc. (“Prudential”), and each of the purchasers of Series A Notes (as defined below) named on the Purchaser Schedule thereto (collectively, the “Noteholders”), pursuant to which, inter alia, the Issuer issued $50,000,000 aggregate principal amount of its 3.35% Series A Senior Notes due March 20, 2020 (the “Series A Notes”) and authorized the issuance of additional senior promissory notes (the “Shelf Notes”, together with the Series A Notes, collectively, the “Notes”) as therein provided. Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Shelf Agreement.

The Obligors intend to enter into an amendment and restatement of the Bank Credit Agreement, dated on or about the date of this letter agreement (the “Bank Restatement”), which materially amends the Bank Credit Agreement.

Pursuant to Paragraph 6O(ii) of the Shelf Agreement, the Obligors may not amend the Bank Credit Agreement in any material respect without obtaining the prior written consent of the Required Holders.

The Obligors have requested that Prudential and the Noteholders (i) provide written consent to the Bank Restatement and the release of certain Subsidiary Guarantors being released simultaneously under the Bank Restatement, and (ii) make certain amendments to the Shelf Agreement in connection therewith and, subject to the terms and conditions of this letter agreement, Prudential and the Noteholders have agreed to such consent and amendment.

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For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, from and after the Effective Date, (a) clause (ii) of paragraph 6D of the Shelf Agreement is hereby amended and restated in its entirety to read as follows: “(ii)     Indebtedness of a Loan Party (as defined in the Bank Credit Agreement) in respect of amounts outstanding (including all amounts due, contingently or otherwise, in respect of reimbursement obligations under letters of credit or similar instruments and all related reimbursement agreements) under the Bank Credit Documents, not in excess of the result of (A) $600,000,000 (subject to further increase of up to $300,000,000 pursuant to Section 2.04 of the Bank Credit Agreement so long as no Event of Default is continuing at the time of any such increase), minus (B) the aggregate amount of any permanent reductions in the principal amount of the commitments under the revolving credit facility established thereunder and Indebtedness incurred in substitution, refinancing or replacement of such Indebtedness; provided that (i) the terms, covenants and restrictions in respect of such substitutions, refinancings and replacements are not more materially onerous than the existing terms, covenants and restrictions of such Indebtedness being substituted, refinanced or replaced and (ii) the aggregate principal amount of the Indebtedness of the Loan Parties (as defined in the Bank Credit Agreement) under this clause (ii) shall not at any time exceed $900,000,000;” and (b) the definition of “Bank Credit Agreement” in paragraph 10B of the Shelf Agreement shall be amended and restated in its entirety to read as follows: “‘Bank Credit Agreement’ shall mean that certain Fourth Amended and Restated Credit Agreement, dated as of December 14, 2018, by and among the Obligors, the other borrowers party thereto from time to time, the Bank Lenders and JPMorgan Chase Bank, N.A., as administrative agent for the Bank Lenders.”

Additionally, notwithstanding anything to the contrary contained in the Shelf Agreement, Prudential and the Noteholders hereby consent, effective as of the Effective Date, to (i) the amendments set forth in the Bank Restatement and (ii) the release of the Subsidiaries set forth on Exhibit A attached hereto as Subsidiary Guarantors under the Shelf Agreement, and agree that such Subsidiaries are hereby released from their obligations as Subsidiary Guarantors under the Shelf Agreement and the other Transaction Documents; provided that, the execution and delivery of this letter agreement shall in no event be deemed (a) to establish a course of dealing between Prudential or any Noteholder, on the one hand, and any Obligor, on the other hand, (b) to imply that, except as expressly set out herein, any Noteholder would (or is obligated to) agree to any further amendment to the Bank Credit Agreement, the Shelf Agreement or any related document, or (c) to constitute any evaluation or endorsement by Prudential or any Noteholder of the efficacy to the Company or any other Person of such amendments.

Each Credit Party hereby confirms, ratifies and agrees that the Transaction Documents executed by it and/or its predecessors continue to be valid and enforceable against it in accordance with their respective terms as of the date hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Without limiting the generality of the foregoing, (a) the Parent acknowledges and affirms that nothing contained in this letter agreement shall modify in any respect its guarantee of the Obligations (as such term is defined in the Parent Guaranty) under the Parent Guaranty and reaffirms that the Parent Guaranty shall remain in full force and effect, and (b) each of the undersigned Subsidiary Guarantors acknowledges and affirms that nothing contained in this letter

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agreement shall modify in any respect its guarantee of the Obligations (as such term is defined in the Subsidiary Guaranty) under the Subsidiary Guaranty and reaffirms that the Subsidiary Guaranty shall remain in full force and effect subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Each Credit Party, by its signature below, represents and warrants that there exist no Defaults or Events of Default under the Transaction Documents, that the Transaction Documents are in full force and effect, that such Credit Party does not have any defenses to its obligations under the Transaction Documents to which it is a party nor any claims against Prudential or any Noteholder, that the representations and warranties, as modified pursuant to this letter agreement, of (i) the Issuer set forth in paragraph 8 of the Shelf Agreement, (ii) the Parent set forth in paragraph 3.01 of the Parent Guaranty and (iii) each Subsidiary Guarantor set forth in paragraph 3.01 of the Subsidiary Guaranty, in each case, are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, “Material Adverse Effect” or similar qualifier, in which case, it shall, when repeated, be deemed to be true and correct in all respects) on the date hereof as if originally made by such Credit Party on and as of the date hereof, except to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date.

This letter agreement shall become effective only at such time (the “Effective Date”) as this letter agreement shall have been fully executed by each Credit Party, Prudential and the Noteholders.

This letter agreement shall be construed in connection with and as part of the Shelf Agreement, and except as modified and expressly amended by this letter agreement, all terms, conditions and covenants contained in the Shelf Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this letter agreement may refer to the Shelf Agreement without making specific reference to this letter agreement but nevertheless all such references shall be deemed to include this letter agreement unless the context otherwise requires. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, and this letter agreement may not be amended except by a writing signed by the parties hereto.

This letter agreement may be executed by one or more of the parties to the letter agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by telefacsimile or e-mail shall be equally as effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this letter agreement by telefacsimile or e-mail shall also deliver a manually executed counterpart hereof, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this letter agreement.

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Very truly yours,

[Signature pages follow]

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ISSUER:

LIPPERT COMPONENTS, INC.,

By:
Name: Brian M. Hall Title: Chief Financial Officer

PARENT:

LCI INDUSTRIES

By:
Name: Brian M. Hall Title: Chief Financial Officer

SUBSIDIARY GUARANTORS (immediately after giving effect to the consent granted herein on the Effective Date):

LIPPERT COMPONENTS MANUFACTURING, INC. TAYLOR MADE GROUP, LLC
INNOVATIVE DESIGN SOLUTIONS, INC. LCI SERVICE CORP.

By:
Name: Brian M. Hall Title: Chief Financial Officer

[Signature Page to Consent and Second Amendment to Fourth A&R NPA - LCI Industries]
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Accepted and Agreed:

PGIM,INC.

By:
Name:
Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:    PGIM, Inc.
(as Investment Manager)

By:
Name:
Title:

FARMERS INSURANCE EXCHANGE MID CENTURY INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.

By:
Name:
Title:

[Signature Page to Consent and Second Amendment to Fourth A&R NPA - LCI Industries]
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Exhibit A

SUBSIDIARY GUARANTORS BEING RELEASED

KINRO TEXAS, INC.
KM REALTY, LLC
KM REALTY II, LLC
LCI IDAHO REALTY, LLC
LCI IDAHO REALTY II, LLC
LCI TRANSIT CORP.
LCM REALTY, LLC
LCM REALTY II, LLC
LCM REALTY III, LLC
LCM REALTY IV, LLC
LCM REALTY V, LLC
LCM REALTY VI, LLC
LCM REALTY VII, LLC
LCM REALTY VIII, LLC
LCM REALTY IX, LLC
LCM REALTY X, LLC
LCM REALTY XI, LLC
LCM REALTY XII, LLC
LIPPERT COMPONENTS INTERNATIONAL SALES, INC.
DSI ACQUISITION CORP.
TAYLOR MADE CREDIT, LLC
ZIEMAN MANUFACTURING COMPANY

Exhibit A-1
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